                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K/A

                                AMENDMENT NO. 1

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): August 28, 1998
                                                        ----------------


                               AgriBioTech, Inc.
                               -----------------
            (Exact name of registrant as specified in its charter)


           Nevada                         0-19352                      85-0325742
          --------                       ---------                    ------------
(State or Other Jurisdiction     (Commission File Number)         (IRS Employer Ident. No.)
     of Incorporation)

             120 Corporate Park Drive, Henderson, Nevada     89014
            ---------------------------------------------------------
              (Address of Principal Executive Offices)     (Zip Code)


                                (702) 566-2440
                         -----------------------------
              Registrant's telephone number, including area code

EXPLANATORY NOTE


     This Amendment No. 1 on Form 8-K/A to the Current Report on Form 8-K ("Form 8-K") for August 28, 1998 of AgriBioTech, Inc., a Nevada Corporation ("the Company") is submitted in order to provide the Financial Statements of Oseco Inc. and Allied Seed Division of Agway, Inc. and pro forma financial information called for under Item 7 of Form 8-K. Therefore, the Company hereby amends its Form 8-K in accordance with Rule 12b-15 under the Securities and Exchange Act of 1934.

                               AGRIBIOTECH, INC.

                    Pro Forma Combined Financial Information

                                  (Unaudited)


The following pro forma combined summary of operations combines the results of operations of AgriBioTech, Inc. ("ABT"), Lofts Seed, Inc. and Budd Seed, Inc. (collectively "Lofts"), Seed Corporation of America and Green Seed Company Limited Partnership (collectively "SeedCo"), Oseco Inc. ("Oseco"), Allied Seed Division of Agway, Inc. ("Allied"), and other individually insignificant acquisitions since July 1, 1997 (collectively "Other Acquisitions") as if all acquisitions occurred at the beginning of the period presented. The pro forma combined summary of operations reflects known changes resulting from the acquisitions but does not reflect impacts of any changes in operations, anticipated efficiencies and synergies from consolidation.

The pro forma combined summary balance sheet reflects ABT's consolidated balance sheet as of June 30, 1998 combined with the balance sheets of Oseco, Allied, and Other Acquisitions to the extent such acquisitions occurred after June 30, 1998, as if such acquisitions occurred as of June 30, 1998.

The pro forma combined financial information does not purport to represent what ABT's financial position or results of operations would actually have been if such transactions had, in fact, occurred on the above dates and are not necessarily representative of any future period. The pro forma adjustments are based on preliminary estimates, available information, and certain assumptions that management deems appropriate and may be revised as additional information becomes available. The pro forma combined financial information should be read in conjunction with the historical financial statements of ABT, Lofts, SeedCo, Oseco, and Allied included herein or previously filed with the Securities and Exchange Commission.

                          AGRIBIOTECH, INC. ("ABT");

                   Pro Forma Combined Summary of Operations

                                  (Unaudited)

                           Year ended June 30, 1998

                                                 ABT (A)       Lofts (A)         SeedCo (A)      Oseco (A)        Allied Seed (A)
                                              ------------    -----------       -----------     -----------       ---------------
Net sales                                     $205,117,007    $39,022,000       $16,401,233     $10,898,808       $22,424,452
Cost of sales                                  157,796,888     28,315,773        12,693,089       7,303,517        19,244,757
                                              ------------    -----------       -----------     -----------       -----------
  Gross profit                                  47,320,119     10,706,227         3,708,144       3,595,291         3,179,695

Operating expenses                              47,579,105     10,318,757         4,048,483       2,845,695         1,740,747
                                              ------------    -----------       -----------     -----------       -----------
      Income (loss) from operations               (258,986)       387,470          (340,339)        749,596         1,438,948

Other income (expense)                          (2,261,273)      (679,000)          295,005               -          (297,360)
                                              ------------    -----------       -----------     -----------       -----------

  Earnings (loss) before income taxes           (2,520,259)      (291,530)          (45,334)        749,596         1,141,588

Income tax expense (benefit)                    (2,907,500)             -                 -         407,468           455,330
                                              ------------    -----------       -----------     -----------       -----------
  Net earnings (loss)                              387,241       (291,530)          (45,334)        342,128           686,258

Discount and imputed dividends on
  preferred stock                                   84,100              -                 -               -                 -
                                              ------------    -----------       -----------     -----------       -----------

  Net earnings (loss) attributable to
   common stock                               $    303,141    $  (291,530)      $   (45,334)    $   342,128       $   686,258
                                              ============    ===========       ===========     ===========       ===========

Shares of common stock used in
 computing  loss per share:
  Basic                                         30,077,693
  Diluted                                       32,061,546
                                              ============

Net earnings (loss) per common share:
  Basic                                       $       0.01
  Diluted                                             0.01
                                              ============

                                                        Other                                  Pro Forma
                                                    Acquisitions (A)     Adjustments            combined
                                                    ---------------     -------------         -------------
Net sales                                           $  152,243,298      $ (16,984,670) (E)    $ 409,470,680
                                                                          (19,651,448) (N)
Cost of sales                                          123,303,749        (16,984,670) (E)      316,383,792
                                                                               27,152  (G)
                                                                              150,000  (E)
                                                                          (15,466,463) (N)
                                                    --------------      -------------         -------------
  Gross profit                                          28,939,549         (4,362,137)           93,086,888

Operating expenses                                      29,009,494          5,456,725  (B)       92,294,535
                                                                           (3,867,216) (F)
                                                                             (709,000) (H)
                                                                           (4,128,255) (N)
                                                    --------------      -------------         -------------
      Income (loss) from operations                        (69,945)        (1,114,391)              792,353

Other income (expense)                                     296,976         (2,383,571) (C)       (5,104,677)
                                                                              (75,454) (N)
                                                    --------------      -------------         -------------

  Earnings (loss) before income taxes                      227,031         (3,573,416)           (4,312,324)


Income tax expense (benefit)                                71,209           (934,007) (I)       (2,907,500)
                                                    --------------      -------------         -------------
  Net earnings (loss)                                      155,822         (2,639,409)           (1,404,824)

Discount and imputed dividends on
  preferred stock                                                -                  -                84,100
                                                    --------------      -------------         -------------

  Net earnings (loss) attributable to
   common stock                                     $      155,822      $  (2,639,409)        $  (1,488,924)
                                                    ==============      =============         =============

Shares of common stock used in
 computing  loss per share:
   Basic                                                                    7,708,364 (D)        37,786,057
   Diluted                                                                  7,708,364 (D)        37,786,057
                                                                           (1,983,853)(D)
                                                                        =============         =============
Net earnings (loss) per common share:
   Basic                                                                                      $       (0.04)
   Diluted                                                                                            (0.04)
                                                                                              =============

See accompanying notes to pro forma combined financial information.

                          AGRIBIOTECH, INC. ("ABT");
                       Pro Forma Combined Balance Sheet

                                  (Unaudited)

                                 June 30, 1998

                                                                     ABT (J)         Oseco (J)       Allied Seed (J)

                                                                 -------------     -----------     ---------------

        ASSETS
Current assets
      Cash and cash equivalents                                  $   2,700,846     $   788,947          $   59,994
      Accounts receivable                                           39,503,262       1,215,618           1,039,625

      Deferred income taxes                                          1,339,709                              52,006
      Inventories                                                   58,609,554       1,840,437           2,337,692

      Other                                                          1,673,903          53,893              38,256
                                                                 -------------     -----------          ----------
               Total current assets                                103,827,274       3,898,895           3,527,573
Property, plant and equipment, net                                  47,964,522       1,102,273             780,185
Intangible assets, net of accumulated amortization                 109,882,815
Investment in associated entity, at equity                             818,182
Other                                                                2,038,115           1,159
                                                                 -------------     -----------          ----------
               Total assets                                      $ 264,530,908     $ 5,002,327          $4,307,758
                                                                 =============     ===========          ==========

        LIABILITIES AND STOCKHOLDERS'  EQUITY
Current liabilities:
      Short-term debt                                            $  50,329,614

      Current installments of long-term obligations                  3,251,846
      Accounts payable                                              13,594,285         821,144           3,204,867

      Accrued liabilities                                           11,251,757         167,036             416,633
                                                                 -------------     -----------          ----------
               Total current liabilities                            78,427,502         988,180           3,621,500
Long-term obligations, excluding current installments               11,029,022       3,010,000
Deferred income taxes                                                  503,348          14,000                  -
                                                                 -------------     -----------          ----------
               Total liabilities                                    89,959,872       4,012,180           3,621,500
                                                                 -------------     -----------          ----------
Stockholders' equity:
      Preferred  stock
      Common stock                                                      37,203              70             686,258

      Capital in excess of par value                               186,571,673

      Accumulated (deficit)                                        (12,037,840)        990,077
                                                                 -------------     -----------          ----------
               Total stockholders' equity                          174,571,036         990,147             686,258
                                                                 -------------     -----------          ----------
               Total liabilities and stockholders' equity        $ 264,530,908     $ 5,002,327          $4,307,758
                                                                 =============     ===========          ==========

                                                                       Other                                   Pro Forma
                                                                   Acquisitions (J)      Adjustments            Combined
                                                                   ----------------      -----------          ------------
        ASSETS
Current assets
        Cash and cash equivalents                                   $   (285,788)       $   (59,994)   (L)    $  3,204,005
        Accounts receivable                                           15,117,603         (1,564,621)   (L)      54,463,755
                                                                                           (847,732)   (K)
        Deferred income taxes                                            394,158                 -               1,785,873
        Inventories                                                   13,454,435           (195,454)   (L)      76,046,664
                                                                              -
        Other                                                            480,505           (265,042)   (L)       1,981,515
                                                                     -----------        -----------          -------------
                 Total current assets                                 29,160,913         (2,932,843)           137,481,812
Property, plant and equipment, net                                     6,586,150          8,863,538    (L)      65,296,668
Intangible assets, net of accumulated amortization                        18,318         38,910,300    (L)     148,811,433
Investment in associated entity, at equity                                    -                 -                  818,182
Other                                                                  2,827,393         (1,098,014)   (L)       3,768,653
                                                                     -----------        -----------          -------------
                 Total assets                                        $38,592,774        $43,742,981          $ 356,176,748
                                                                     ===========        ===========          =============

        LIABILITIES AND STOCKHOLDERS'  EQUITY
Current liabilities:
        Short-term debt                                              $12,421,744        $50,083,893    (L)   $  95,396,602
                                                                                        (17,438,649)   (M)
        Current installments of long-term obligations                    517,679                 -               3,769,525
        Accounts payable                                              10,356,381         (2,570,494)   (L)      24,558,451
                                                                              -            (847,732)   (K)
        Accrued liabilities                                              898,690          1,910,050    (L)      14,644,166
                                                                     -----------        -----------          -------------
                 Total current liabilities                            24,194,494         31,137,068            138,368,744
Long-term obligations, excluding current installments                  5,672,842         (3,195,000)  (L)       16,516,864
Deferred income taxes                                                      6,543          3,269,991   (L)        3,793,882
                                                                     -----------        -----------          -------------
                 Total liabilities                                    29,873,879         31,212,059            158,679,490
                                                                     -----------        -----------          -------------
Stockholders' equity:
     Preferred stock                                                          -                  -                     -
     Common stock                                                      1,755,072         (2,441,059)  (L)           39,297
                                                                              -               1,753   (M)
     Capital in excess of par value                                           -           5,487,232   (L)      209,495,801
                                                                              -          17,436,896   (M)
     Accumulated (deficit)                                             6,963,823         (7,953,900)  (L)      (12,037,840)
                                                                     -----------        -----------           ------------
                 Total stockholders' equity                            8,718,895         12,530,922            197,497,258
                                                                     -----------        -----------           ------------
                 Total liabilities and stockholders' equity          $38,592,774        $43,742,981           $356,176,748
                                                                     ===========        ===========           ============

See accompanying notes to pro forma combined financial information.

                               AGRIBIOTECH, INC.

               Notes to Pro Forma Combined Financial Information

                                  (Unaudited)

(A) The year ended June 30, 1998 for ABT includes the operations of Lofts and SeedCo for the period from January 1, 1998 through June 30, 1998, and the operations of Other Acquisitions for the period from their respective acquisition dates through June 30, 1998. The amounts under the Lofts and SeedCo columns are for the six-month period ended December 31, 1997. The amount in the Oseco and Allied columns are for the twelve-month period ended June 30, 1998. The amounts in the Other Acquisitions column include such acquisitions for periods not included in the ABT column. The amounts for Lofts include its affiliates with intercompany transactions having been eliminated.

(B) To reflect depreciation of property, plant and equipment and amortization of intangible assets based on market value adjustments in connection with applying purchase accounting. Intangible assets resulting from the application of purchase accounting include goodwill of (amortized over 10 to 40 years, with a weighted average of 27 years) and covenants not to compete (amortized over 6 to 8 years).

(C) To adjust interest expense for the cash purchase price of the acquisitions. The pro forma amounts assume that payments required to be made in the acquisitions would be obtained through approximately $83.2 million of proceeds from the sale of the Company's common stock in private placement transactions from December 1997 through August 1998 and the balance of $30.2 million from the Company's existing or similar short-term credit facilities. Interest expense was computed using an interest rate of 8.5%.

(D) To reflect the impact on average shares outstanding of shares of ABT common stock issued in connection with the acquisitions (2,448,961) and private placements (5,259,403) of the Company's common stock as if they had been outstanding for the entire period. The dilutive impacts of options and warrants included in ABT's historical operations has been eliminated since there is a loss on a pro forma basis.

(E)  To eliminate intercompany sales and other revenue.

(F) Prospective reductions in compensation of former owners of acquired entities, employee benefits, management fees, and property rent resulting from employment agreements, property purchased directly from former owners and other contractual arrangements entered into in connection with acquisitions.

(G) Impact of using the first-in, first-out method of accounting for inventory accounted for using the last-in, first-out method prior to acquisition.

(H) Acquisition costs expensed by acquired entities that are not applicable to ongoing operations.

(I) Reflects adjustment to income taxes on pro forma combined loss before income taxes adjusted for nondeductible goodwill amortization.

(J) The consolidated balance sheet of ABT as of June 30, 1998 includes the accounts of Lofts and SeedCo. The amounts under the Oseco and Allied columns reflect their accounts as of June 30, 1998.

     The amounts in the Other Acquisitions column include such acquisitions to the extent not included in the ABT column.

(K)  To eliminate intercompany balances.

(L) To reflect the application of purchase accounting (including elimination of assets and liabilities of acquired businesses not subject to purchase agreements) to the Oseco and Allied acquisitions and, to the extent effective after June 30, 1998, the Other Acquisitions. The total purchase price of $52.2 million was to be paid through the issuance of approximately 340,505 shares of the Company's common stock valued at approximately $5.5 million and cash of approximately $46.7 million.

(M) To reflect the sale of 1,752,820 shares of common stock and warrants to purchase 886,410 shares of common stock and the application of the proceeds therefrom used to fund acquisitions aggregating $17,438,649.

(N) To eliminate the operations of the fertilizer division of Willamette Seed Company that when purchased on August 21, 1998 was intended to be sold. In November 1998, the Company entered into a letter of intent to sell the fertilizer division that is anticipated to be consummated in December 1998.

AUDITORS' REPORT

To the Directors of Oseco Inc.


We have audited the consolidated balance sheet of Oseco Inc. as at June 30, 1998 and the consolidated statements of income and retained earnings and changes in cash resources for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 1998 and the results of its operations and the changes in its cash resources for the year then ended in accordance with generally accepted accounting principles in Canada which, except as described in note 10 to the consolidated financial statements, also conform in all material respects with generally accepted accounting principles in the United States.


KPMG LLP
Chartered Accountants


Mississauga, Canada

September 4, 1998

OSECO INC.
Consolidated Balance Sheet
(Expressed in Canadian dollars)

June 30, 1998
-----------------------------------------------------------------------------

Assets

Current assets:
  Cash                                                             $  427,068
  Short-term investments                                              700,000
  Accounts receivable (net of allowance for
   doubtful accounts of $33,730)                                    1,736,597
  Inventories                                                       2,629,196
  Prepaid expenses and deposits                                        76,990
-----------------------------------------------------------------------------
                                                                    5,569,851

Investment in affiliated company (note 3)                               1,655

Fixed assets (note 4)                                               1,574,676
-----------------------------------------------------------------------------
                                                                   $7,146,182
=============================================================================

Liabilities and Shareholders' Equity

Current liabilities:
  Accounts payable and accrued liabilities                         $1,173,063
  Income taxes payable                                                238,623
  Deferred taxes                                                       20,000
-----------------------------------------------------------------------------
                                                                    1,431,686

Redeemable, retractable Class A shares (note 8)                     4,300,000

Shareholders' equity:
  Capital stock:
     Authorized:
       Unlimited Class A shares
       40,000 common shares
     Issued:
       4,300 Class A shares (note 8)                                        -
       100 common shares                                                  100
  Retained earnings                                                 1,414,396
-----------------------------------------------------------------------------
                                                                    1,414,496
Commitments (note 7)
Subsequent event (note 13)

-----------------------------------------------------------------------------
                                                                   $7,146,182
=============================================================================

See accompanying notes to consolidated financial statements.

OSECO INC.
Consolidated Statement of Income and Retained Earnings
(Expressed in Canadian dollars)

Year ended June 30, 1998
-----------------------------------------------------------------------------

Sales                                                             $15,569,725

Cost of sales                                                      10,433,596
-----------------------------------------------------------------------------

Gross profit                                                        5,136,129

Expenses:
  Production                                                        1,225,036
  Selling                                                             784,555
  Research                                                             82,045
  General and administrative                                        1,434,981
  Western division                                                    233,075
  Depreciation                                                        305,586
-----------------------------------------------------------------------------
                                                                    4,065,278
=============================================================================
Income before income taxes                                          1,070,851

Income taxes (note 6):
  Current                                                             562,097
  Deferred                                                             20,000
-----------------------------------------------------------------------------
                                                                      582,097
-----------------------------------------------------------------------------
Net income (note 10)                                                  488,754

Retained earnings, beginning of year                                  925,642

-----------------------------------------------------------------------------
Retained earnings, end of year                                    $ 1,414,396
=============================================================================

See accompanying notes to consolidated financial statements.

OSECO INC.
Consolidated Statement of Changes in Cash Resources
(Expressed in Canadian dollars)

Year ended June 30, 1998
---------------------------------------------------------------------------

Cash provided by (used in):

Operating activities:
  Net income                                                  $   488,754
  Items not involving cash:
     Depreciation                                                 305,586
     Other                                                         (8,284)
     Deferred income taxes                                         20,000
     Gain on disposal of fixed assets                              (5,580)
--------------------------------------------------------------------------
                                                                  800,476

  Change in non-cash operating working capital
  (note 12)                                                     2,512,059
--------------------------------------------------------------------------
                                                                3,312,535

Financing activities:
  Decrease in loan payable to affiliated company                     (758)

Investing activities:
  Purchase of short-term investments                             (700,000)
  Purchase of fixed assets                                       (222,907)
  Proceeds on sale of fixed assets                                 23,327
  Proceeds from mortgage receivable                               161,500
--------------------------------------------------------------------------
                                                                 (738,080)
--------------------------------------------------------------------------
Increase in cash position                                       2,573,697

Cash position, beginning of year                               (2,146,629)

--------------------------------------------------------------------------
Cash position, end of year                                    $   427,068
==========================================================================

Cash position is defined as cash less bank indebtedness.


See accompanying notes to consolidated financial statements.

OSECO INC.
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Year ended June 30, 1998
--------------------------------------------------------------------------

Oseco Inc. (the "Company") is incorporated under the Ontario Business Corporations Act and its principal business activities, and those of its subsidiary, are the processing, coating and sale of seeds.

1. SIGNIFICANT ACCOUNTING POLICIES:

   (a)  Basis of presentation:

        The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Precision Seed Coaters Inc. Significant intercompany balances and transactions have been eliminated.

   (b)  Investment:

        The investment in the affiliated company is recorded on the equity basis. Under this method, the Company's share of the net earnings or loss of the affiliate, for the year, is reflected in the statement of operations. The investment is carried at cost and include the Company's share of undistributed earnings since acquisition.

        The affiliated company included in the financial statements is as follows:


        ---------------------------------------------------------------------
                                       Percentage
                                       ownership                     Year end
        ---------------------------------------------------------------------

        Seed Coaters (Pty.) Limited      49.95              February 28, 1998


   (c)  Inventories:

        Inventories are stated at the lower of average cost basis or replacement cost.

OSECO INC.
Notes to Consolidated Financial Statements (continued)
(Expressed in Canadian dollars)

Year ended June 30, 1998
--------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

   (d) Fixed assets:

       Fixed assets are stated at cost less accumulated depreciation. Depreciation is being provided by the diminishing balance method at the following annual rates:

       ------------------------------------------------------------------------

       Buildings                                                            10%
       Computer hardware and software                                       30%
       Signs                                                                35%
       Office and production equipment                                      20%
       Automotive equipment                                                 30%

       ------------------------------------------------------------------------

       Leasehold improvements are being amortized over the term of the lease plus one renewal option.

   (e) Foreign currency translation:

       Assets and liabilities of the self-sustaining operation in the United States are translated to Canadian dollars at the rates in effect at the balance sheet date. Income and expenses are translated at average rates of exchange for the year.

   (f) Use of estimates:

       Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting year in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

   (g) Financial instruments:

       The fair values of short-term investments, accounts receivable and accounts payable and accrued liabilities approximate their book values due to the relatively short-term nature of these instruments.

OSECO INC.
Notes to Consolidated Financial Statements (continued)
(Expressed in Canadian dollars)

Year ended June 30, 1998
-------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

       The short-term investments earn interest at a weighted average interest rate of 4.65% and mature as follows:

       -------------------------------------------------------------------------

       May 31, 1999                                                    $200,000
       June 5, 1999                                                     500,000
       -------------------------------------------------------------------------

   (h) Year 2000 Issue:

       The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

2. BANK INDEBTEDNESS:

   The Company has a bank credit facility totalling $4,500,000 which may be drawn on by demand at the bank's prime rate. Bank indebtedness is secured by a general security agreement and a general assignment of book debts. As at June 30, 1998, no amounts were outstanding.

OSECO INC.
Notes to Consolidated Financial Statements (continued)
(Expressed in Canadian dollars)

Year ended June 30, 1998
-------------------------------------------------------------------------------

3. INVESTMENT IN AFFILIATED COMPANY:

   ----------------------------------------------------------------------------

                                                           Share of
                                                      undistributed
                                         Investment      loss since
                                            at cost     acquisition      Total
   ----------------------------------------------------------------------------
   Seed Coaters (Pty.) Limited               $6,133          $4,478      $1,655
   ----------------------------------------------------------------------------

   In fiscal 1998, Seed Coaters (Pty.) Limited sold its assets and realized net proceeds of approximately $14,700. A distribution of these proceeds less any related costs has not as yet been made to its shareholders.

4. FIXED ASSETS:


   ----------------------------------------------------------------------------
                                                         Accumulated   Net book
                                                Cost    depreciation      value
   ----------------------------------------------------------------------------

   Land                                  $   78,450      $        -  $   78,450
   Building                                 939,213         282,845     656,368
   Office equipment                         560,080         393,507     166,573
   Production equipment                   2,059,394       1,538,999     520,395
   Automotive equipment                     270,736         132,422     138,314
   Leasehold improvements                   163,581         156,570       7,011
   Railway siding                            13,730           6,823       6,907
   Signs                                     17,675          17,017         658
   ----------------------------------------------------------------------------
                                         $4,102,859      $2,528,183  $1,574,676
   ----------------------------------------------------------------------------

5. MORTGAGE RECEIVABLE:

   In 1997, the Company held a mortgage in the amount of $161,500, bearing interest at 8%. The property was sold in 1998 and the mortgage and accrued interest was fully paid.

OSECO INC.
Notes to Consolidated Financial Statements (continued)
(Expressed in Canadian dollars)

Year ended June 30, 1998
--------------------------------------------------------------------------------

6. INCOME TAXES:

   The income tax provision for the year ended June 30, 1998 is comprised of the following:

   Current                                                                     $577,215
   Benefit of loss carryforwards of subsidiary company                          (15,118)
   Deferred                                                                      20,000
----------------------------------------------------------------------------------------
                                                                               $582,097
----------------------------------------------------------------------------------------

   The effective rates of income taxes provided in the consolidated statement of income vary from the combined Canadian federal and provincial statutory income tax rates as follows:

----------------------------------------------------------------------------------------
                                                                           Percentage of
                                                                          pre-tax income
----------------------------------------------------------------------------------------
   Income tax computed at statutory income tax rate                                42.0%
   Rate reduction for small business                                               (3.0)
   Manufacturing and processing tax credits                                        (3.1)
   Adjustment for prior years' estimations                                         14.5
   Other                                                                            4.0
----------------------------------------------------------------------------------------
                                                                                   54.4%
----------------------------------------------------------------------------------------

   The Company's subsidiary has operating loss carryforwards of U.S. $166,000 as of June 30, 1998 expiring in the year 2009, the tax benefits of which will be recognized when realized.

7. COMMITMENTS:

   (a) During fiscal 1998, the Company rented its premises in Brampton from an affiliated company, Ontario Seed Cleaners and Dealers Limited. The lease calls for an annual rental cost to be negotiated each year, plus property taxes. As a result of the transaction described in note 13, these companies are no longer affiliated.

      For fiscal 1998, the Company paid rent in the amount of $105,269. The rent for fiscal 1999 is to increase to $182,939.

OSECO INC.
Notes to Consolidated Financial Statements (continued)
(Expressed in Canadian dollars)

Year ended June 30, 1998
------------------------------------------------------------------------------

7.  COMMITMENTS (CONTINUED):

    (b) The Company rents its premises in St. Paul, Alberta from St. Paul Municipal Seed Cleaning Association Ltd. The lease calls for an annual rental of $13,000 from July 1, 1996 to June 30, 1999.

8.  REDEEMABLE, RETRACTABLE CLASS A SHARES:

    During fiscal 1997 the Company completed a share reorganization whereby the Company created a new class of shares, being an unlimited number of redeemable, retractable Class A voting shares, redeemable at $1,000 per share and bearing a non-cumulative dividend of 5% if and when declared.

    The shareholders of the Company exchanged their common shares for 4,300 Class A shares and were issued 100 new common shares for cash of $100.

    In accordance with CICA Handbook Section 3860, the Class A shares are classified outside shareholders' equity at their retraction value and the difference between the retraction value assigned to the Class A shares and the paid-up capital was reflected as a charge to retained earnings.

    The Class A shares are entitled to receive dividends, as and when declared in priority to the common shares.

    In the event of liquidation or wind-up, the Class A shares shall receive an amount equal to the redemption value together with any declared but unpaid dividends. The Class A shares and the common shares have equal rights in voting matters of the Company.

9.  EARNINGS PER SHARE:

    Earnings per share has not been presented as it would not provide any meaningful information as all outstanding shares were held by two individuals.

10. CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES:

    These financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") in Canada which, in all material respects, are in accordance with United States GAAP except as noted below.

OSECO INC.
Notes to Consolidated Financial Statements (continued)
(Expressed in Canadian dollars)

Year ended June 30, 1998
-------------------------------------------------------------------------------

10. CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES (CONTINUED):

   Consolidated statement of income and retained earnings, year ended June 30, 1998:

   If United States GAAP were employed, net income would be adjusted as follows:

   -------------------------------------------------------------------------

   Net income based on Canadian GAAP                                $488,754
   Recognition of loss carryforwards of
   subsidiary company (a)                                            (15,118)
   -------------------------------------------------------------------------
   Net income based on United States GAAP                           $473,636
   -------------------------------------------------------------------------

   (a) The Company follows the deferral method of accounting for income taxes under Canadian GAAP, whereas United States GAAP requires the use of the liability method. In 1994 and 1993 the Company's United States subsidiary incurred losses of U.S. $394,000, the tax benefit of which is not recognized under Canadian GAAP until realized because the subsidiary did not have virtual certainty that it would realize such benefits.
       Under United States GAAP, the recovery of deferred tax assets is assessed using a "more likely than not" criterion as opposed to the virtual certainty criterion which management considered was met in 1997.

      As described in note 6, $15,000 of previously unrecognized loss carryforwards were recognized under Canadian GAAP.

   If United States GAAP were employed, shareholders' equity would be adjusted as follows:



   -------------------------------------------------------------------------
   Shareholders' equity based on Canadian GAAP                    $1,414,496
   Recognition of loss carryforwards of subsidiary
   company                                                            60,600
   -------------------------------------------------------------------------
   Shareholders' equity based on United States GAAP               $1,475,096
   =========================================================================

OSECO INC.
Notes to Consolidated Financial Statements (continued)
(Expressed in Canadian dollars)

Year ended June 30, 1998
----------------------------------------------------------------------------

10. CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES (CONTINUED):

    Consolidated statement of changes in cash resources:

    Under United States GAAP, bank indebtedness would not be included as a component of cash position in the consolidated statement of changes in cash resources. Accordingly, the $2,146,629 decrease in bank indebtedness would be presented as a financing activity for the year and cash used in financing activities would amount to $2,147,387.

11. SIGNIFICANT CUSTOMERS:

    In fiscal 1998, no customer accounted for more than 10% of the Company's sales. At June 30, 1998, four customers accounted for $511,100 of the accounts receivable balance.

12. CHANGE IN NON-CASH WORKING CAPITAL:

    The change in non-cash working capital comprise the following:

   -------------------------------------------------------------------------------------
   Accounts receivable                                                        $1,191,079
   Inventories                                                                   643,595
   Prepaid expenses                                                               33,354
   Income taxes                                                                  510,541
   Accounts payable                                                              138,909
   Deferred revenues                                                              (5,419)
   -------------------------------------------------------------------------------------
                                                                              $2,512,059
   =====================================================================================

13. SUBSEQUENT EVENT:

    On September 2, 1998, 100% of the outstanding shares of the Company were sold to a public company based in the United States.

                           ALLIED SEED COMPANY, INC.
                          (A Division of Agway, Inc.)

                             Financial Statements

                            June 30, 1998 and 1997

                  (With Independent Auditors' Report Thereon)

                         INDEPENDENT AUDITORS' REPORT



The Board of Directors
AgriBioTech, Inc.:


We have audited the accompanying balance sheets of Allied Seed Company (A Division of Agway, Inc.) as of June 30, 1998 and 1997, and the related statements of income and division equity, and cash flows for the years then ended. These financial statements are the responsibility of Allied Seed Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Allied Seed Company (A Division of Agway, Inc.) as of June 30, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


KPMG Peat Marwick LLP

Albuquerque, New Mexico
October 28, 1998

                              ALLIED SEED COMPANY
                          (A Division of Agway, Inc.)

                                Balance Sheets

                            June 30, 1998 and 1997

                                                                    1998           1997
                                                                 ----------     ----------
                          Assets
Current assets:
  Cash                                                          $    59,994          3,567
  Trade accounts receivable, net                                  1,039,625        893,517
  Inventories                                                     2,337,692      2,988,192
  Prepaid expenses and other current assets                          38,256        113,272
                                                                 ----------     ----------

        Total current assets                                      3,475,567      3,998,548

Property, plant and equipment (note 2)                              780,185        734,166
Deferred income taxes                                                52,006         46,119
                                                                 ----------     ----------

        Total assets                                            $ 4,307,758      4,778,833
                                                                 ==========     ==========


         Liabilities and Division Equity

Current liabilities:
  Accounts payable                                              $   516,166        494,135
  Accrued expenses and other liabilities                            416,633        275,916
  Agway, Inc. intercompany payable                                2,688,701      3,615,271
                                                                 ----------     ----------

        Total current liabilities                                 3,621,500      4,385,322
Division equity (note 4)                                            686,258        393,511
                                                                 ----------     ----------

        Total liabilities and division equity                   $ 4,307,758      4,778,833
                                                                 ==========     ==========

See accompanying notes to financial statements.

                              ALLIED SEED COMPANY
                          (A Division of Agway, Inc.)

                   Statements of Income and Division Equity

                  For the years ended June 30, 1998 and 1997


                                                   1998            1997
                                               ------------     -----------
Net sales                                      $ 22,424,452      16,318,772
Cost of sales                                    19,244,757      13,715,086
                                               ------------     -----------

     Gross profit                                 3,179,695       2,603,686
Operating expenses                                1,740,747       1,564,029
                                               ------------     -----------
     Income from operations                       1,438,948       1,039,657

Other income (expense):
 Interest expense (note 4)                         (307,060)       (385,294)
 Gain on sale of equipment                            9,700           5,500
                                               ------------     -----------
     Total other income (expense)                  (297,360)       (379,794)
                                               ------------     -----------
     Income before income taxes                   1,141,588         659,863
Income taxes (note 5)                               455,330         266,352
                                               ------------     -----------

     Net income                                     686,258         393,511
Division equity at beginning of year                393,511         609,345
Distribution to Agway, Inc.                        (393,511)       (609,345)
                                               ------------     -----------

Division equity at end of year                 $    686,258         393,511
                                               ============     ===========

See accompanying notes to financial statements

                              ALLIED SEED COMPANY
                          (A Division of Agway, Inc.)

                           Statements of Cash Flows

                  For the years ended June 30, 1998 and 1997

                                                                    1998          1997
                                                                 ----------     ---------
Cash flows from operating activities:
  Net income                                                    $  686,258       393,511
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation                                                 118,168       126,593
      Gain on sale of equipment                                     (9,700)       (5,500)
      Deferred tax expense (benefit)                                (5,887)        2,181
      Changes in assets and liabilities:
        Trade accounts receivable                                  (146,108)     (137,619)
        Inventories                                                 650,500      (553,287)
        Prepaid expenses and other current assets                    75,016        26,501
        Accounts payable                                             22,031       432,344
        Agway, Inc., intercompany payable                          (926,570)      138,879
        Accrued expenses and other liabilities                      140,717        98,091
                                                                 ----------     ---------

          Total adjustments                                         (81,833)      128,183
                                                                 ----------     ---------

          Net cash provided by operating activities                 604,425       521,694
                                                                 ----------     ---------
Cash flows from investing activities:
  Additions to property, plant and equipment                       (164,187)     (111,743)
  Proceeds from sale of equipment                                     9,700         5,500
                                                                 ----------     ---------

          Net cash used in investing activities                    (154,487)     (106,243)
                                                                 ----------     ---------

Cash flows from financing activities - distribution paid to
  Agway, Inc.                                                      (393,511)     (609,345)
                                                                 ----------     ---------

          Net cash used in financing activities                    (393,511)     (609,345)

Net change in cash                                                   56,427      (193,894)
Cash at beginning of year                                             3,567       197,461
                                                                 ----------     ---------

Cash at end of year                                             $    59,994         3,567
                                                                 ==========     =========

Supplemental information - interest paid on Agway, Inc.
  intercompany payable                                          $   307,060       385,294
                                                                 ==========     =========

See accompanying notes to financial statements.

                              ALLIED SEED COMPANY
                          (A Division of Agway, Inc.)

                         Notes to Financial Statements

                            June 30, 1998 and 1997


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  BUSINESS

          Allied Seed Company (the "Division") was an operating division of Agway, Inc. until August 28, 1998 (note 7). The Division is primarily engaged in the production and distribution of farm seed, including alfalfa, forages and turf grasses. The Division's operations also include the production and conditioning of breeder and foundation seed. The Division, through the Agway, Inc. organization has product sales throughout the United States and Canada.

          The Division had sales to related parties of approximately 18 percent of net sales, respectively, in fiscal 1998 and 1997. The Division had foreign sales of $2,002,514 and $687,904, respectively, in fiscal 1998 and 1997.

     (b)  INVENTORIES

          Inventories, primarily consisting of seed and related products, are stated at the lower of cost (first-in, first-out) or market.

     (c)  PROPERTY, PLANT AND EQUIPMENT

          Property, plant and equipment are stated at cost. Depreciation on plant and equipment is provided over the estimated useful lives of the respective assets ranging between 3-50 years using the straight-line method.

     (d)  REVENUE RECOGNITION

          The Division recognizes revenue on sales of its product when the product is shipped from the warehouse, reduced by a reserve for estimated returns. Additionally, the Division consigns out inventory to certain distributors with sales to these distributors and related gross profits recorded when products are resold by the distributors.

     (e)  INCOME TAXES

          The calculation and presentation of income taxes in the accompanying financial statements is prepared as if the Division was a stand-alone entity and in accordance with Financial Accounting Standards No. 109, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Current income tax liabilities calculated by the Division as a result of a stand-alone entity approach are reflected on the accompanying balance sheets in the Agway, Inc. intercompany payable.

                                                                     (Continued)

                              ALLIED SEED COMPANY
                          (A Division of Agway, Inc.)

                         Notes to Financial Statements

                            June 30, 1998 and 1997


     (f)  USE OF ESTIMATES

          The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)  PROPERTY, PLANT AND EQUIPMENT

     A summary of property, plant and equipment is as follows:

                                                    JUNE 30
                                            1998               1997
                                         -----------       -----------

        Land and land improvements      $     59,299            59,299
        Building                             406,218           406,218
        Equipment                          1,605,553         1,473,558
                                         -----------       -----------
                                           2,071,070         1,939,075
        Accumulated depreciation          (1,290,885)       (1,204,909)
                                        $    780,185           734,166
                                         ===========       ===========

(3)  LEASE COMMITMENTS

     The Division has noncancelable operating leases for office/warehouse facilities and vehicles which expire at various times during the next two years. Lease and rental expense for these operating leases were $26,001 and $26,941, respectively, in fiscal 1998 and 1997. Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) are $18,930 and $6,930, respectively, in fiscal 1999 and 2000.


                                                                     (Continued)

                              ALLIED SEED COMPANY
                          (A Division of Agway, Inc.)

                         Notes to Financial Statements

                            June 30, 1998 and 1997


(4)  DIVISION EQUITY AND INTERCOMPANY PAYABLE

     On July 1 of each year, the Division distributes the entire division equity balance to Agway, Inc.

     The Agway, Inc. intercompany payable represents the movement of cash and operating expense activity between the Division and Agway, Inc. Such payable, classified as a current liability, and division equity bear interest at an effective rate of 7.1 percent per annum.

(5)  INCOME TAXES

     The Division's operations have been included in the consolidated tax returns of Agway, Inc. Income tax expense (benefit), computed as if the Division was a stand-alone entity, consists of:

                                         CURRENT        DEFERRED        TOTAL
                                        ----------     ----------     ----------
        Year ended June 30, 1998:
        Federal                        $  373,366          (4,766)       368,600
        State                              87,851          (1,121)        86,730
                                        ----------     ----------     ----------
                                       $  461,217          (5,887)       455,330
                                        =========      ==========     ==========
        Year ended June 30, 1997:
        Federal                        $  213,853           1,766        215,619
        State                              50,318             415         50,733
                                        ----------     ----------     ----------
                                       $  264,171           2,181        266,352
                                        =========      ==========     ==========


                                                                     (Continued)

                              ALLIED SEED COMPANY
                          (A Division of Agway, Inc.)

                         Notes to Financial Statements

                            June 30, 1998 and 1997


     Income tax expense differed from amounts computed by applying the Federal income tax rate of 34 percent as a result of the following:

                                                                     JUNE 30
                                                               1998          1997
                                                            ---------     ---------
        Expected federal tax expense                       $  388,140       224,353
        Increase in income tax expense resulting from:
          State income taxes, net of federal
            income tax benefits                                57,241        33,484
          Nondeductible expenses                                9,949         8,515
                                                            ---------     ---------
                Actual total income tax expense            $  455,330       266,352
                                                            =========     =========

     The net tax effect of temporary differences give rise to deferred tax assets ($52,006 at June 30, 1998 and $46,119 at June 30, 1997), which require no valuation allowance at June 30, 1998 and 1997.

(6)  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount of cash, trade accounts receivables, accounts payable and accrued expenses approximate fair value due to the short maturity periods of these instruments.

     The fair value of the Agway, Inc. intercompany payable could not be obtained without incurring excessive costs due to the related party nature of such instrument.


                                                                     (Continued)

                              ALLIED SEED COMPANY
                          (A Division of Agway, Inc.)

                         Notes to Financial Statements

                            June 30, 1998 and 1997


(7)  SUBSEQUENT EVENT

     Effective August 28, 1998, Agway, Inc. entered into an agreement with AgriBioTech, Inc. ("ABT") to sell substantially all the operating assets and liabilities of the Division, except cash, trade accounts receivable, and Agway, Inc. intercompany payable, to ABT. The sales price, paid in cash, was approximately $14 million.

                                   SIGNATURE
                               -----------------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                    AGRIBIOTECH, INC.
                                                     (Registrant)

Date: October 10, 1998                              /s/ Henry A. Ingalls
                                                    ---------------------
                                                    Henry A. Ingalls,
                                                    Vice President